UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2019

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 739-7825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	WORX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note:

Pursuant to the instructions to Item 5.02(c) of Form 8-K, because the registrant intended to make a public announcement of the appointment of its new COO (disclosed herein), other than by means of a report on Form 8-K, the registrant delayed filing the Form 8-K containing the disclosures required by Item 5.02(c) until today, the day on which the registrant made the public announcement of the appointment of its new COO.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On May 31, 2019, the Board of Directors of SCWorx Corp. appointed James (Tad) Schweikert, 52, Chief Operating Officer of the Company, in which role he will be responsible for overseeing the day to day administrative and operational functions of the Company. In this role, Mr. Schweikert will also support the continued growth and scale of the Company’s business and client support capabilities.

The Company and Mr. Schweikert entered into an employment agreement with a three-year term, subject to earlier termination by either party in accordance with the terms thereof.

Under the terms of the employment agreement, Mr. Schweikert’s compensation will be as follows:

Officer Compensation	James (Tad) Schweikert, COO	Vesting
Annual Cash Compensation	$250,000	N/A
Restricted Stock Units	30,303 RSUs	Vest in full 01/02/2020
Restricted Stock Units	225,000 RSUs	Vest in three equal annual installments, commencing 05/31/2020

Prior to joining SCWorx’s management team, Mr. Schweikert was a Senior Principal, Enterprise Solutions, at Vizient Inc. from February 2016 through May 2019.  Vizient Inc. is the largest provider-sponsored health care performance improvement company and Group Purchasing Organization in the United States and is headquartered in Irvine, Texas.

Mr. Schweikert was the Senior Vice President of Enterprise Solutions at MedAssets from October 2014 through January 2016, when MedAssets was acquired by Vizient.

Mr. Schweikert’s prior experience includes FTI Consulting (FCN) where he worked from August of 2006 to September of 2014. He was hired as a Managing Director in FTI’s Healthcare practice in August 2006. In this role, Mr. Schweikert’s duties included leading large health care performance transformation consulting projects.  In February 2009, Mr Schweikert was promoted to Senior Managing Director where he led FTI's Healthcare Supply Chain practice of its Corporate Finance/Restructuring segment.

Mr. Schweikert was also a Managing Director with Navigant Consulting, Inc. (NCI) from January 2004 through August 2006, where his roles included project management, regional business development, and delivery lead for supply chain and revenue cycle management consulting services to the hospital provider market.

Mr. Schweikert holds a BSBA, MBA, and MHA from Xavier University in Cincinnati, Ohio.

There are no family relationships between Mr. Schweikert and any officers or directors of SCWorx, and there are no related party transactions regarding Mr. Schweikert reportable under Item 404(a) of Regulation S-K.

A copy of the Registrant’s press release relating to this matter is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

The foregoing summary of the employment agreement does not purport to summarize all of its terms and is subject to, and qualified in its entirety by, the full text of the agreement, which has been filed as exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

10.1	Employment Agreement between James (Tad) Schweikert and SCWorx, dated June 1, 2019
99.1	SCWorx Corp. Press Release Issued June 13, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCWorx Corp.

	By:	/s/ Marc S. Schessel
Marc S. Schessel
Chief Executive Officer

Dated: June 13, 2019

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